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                                                              EXHIBIT EX-23


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-80934, 2-83724, 33-3722, 33-12324, 33-13389, 33-18911,
33-26317, 33-38267 and 33-43927 and Form S-3 Nos. 33-32419, 33-37889 and
33-41008) and related Prospectuses, of Transamerica Corporation of our report dated February 22, 1994 with respect to the consolidated financial statements and schedules of Transamerica Corporation included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1993.




ERNST & YOUNG

San Francisco, California
March 25, 1994